Exhibit 99.1




For Immediate Release:

Contact:  Laura Ulbrandt, (212) 460-1900



                          LEUCADIA NATIONAL CORPORATION
                        ANNOUNCES TWO-FOR-ONE STOCK SPLIT

New York, New York, - May 16, 2006. Leucadia National Corporation (NYSE: LUK) announced today that its Board of Directors has authorized a two-for-one split of Leucadia's common shares. The split will be effected in the form of a 100% stock dividend to be paid on June 14, 2006 to holders of record of the common shares at the close of business on May 30, 2006.

As a result of this action, shareholders will receive one Leucadia common share for each Leucadia common share held of record on May 30, 2006.